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THE SANTA CRUZ OPERATION, INC.                                       EXHIBIT 11

COMPUTATION OF NET PROFIT (LOSS) PER SHARE
(In thousands, except per share data)
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                                                                     Three Months Ended                 Six Months Ended
                                                                         March 31,                            March 31,
                                                                 1997                1996             1997             1996
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
Weighted average number of common shares outstanding                 36,611             37,186          36,762           35,077

Common equivalent shares from outstanding stock options (1)             911                978             832               --
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Average common and common equivalent shares outstanding              37,522             38,164          37,594           35,077
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Net profit                                                             $974             $2,911          $4,940         $(29,792)
(loss)
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Earnings (loss) per share (2)                                         $0.03              $0.08           $0.13           $(0.85)
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

(1) Common equivalent shares from outstanding stock options are not included in six months 1996 calculations as they are antidilutive
(2) Fully diluted earnings per share have not been presented because the effects are not material.

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